UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Amendment No. __)

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AMERICAN METALS RECOVERY AND RECYCLING INC.
(Name of registrant as specified in its charter)

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AMERICAN METALS RECOVERY AND RECYCLING INC.
4301 West Bank Dr., Suite 110B
Austin, Texas 78746

NOTICE TO ALL STOCKHOLDERS OF ACTION BY WRITTEN CONSENT OF MAJORITY STOCKHOLDERS

Dear American Metals Recovery and Recycling Inc. Stockholders:

This notice (the “Notice”) and information statement (the “Information Statement”) are being furnished by the Board of Directors (the “Board”) of American Metals Recovery and Recycling Inc., a Nevada corporation (the “Company”), to holders of record of the Company’s common stock, $0.001 par value per share (the “Common Stock”), as of the close of business on November 1, 2022 in connection with an action taken by the holder of a majority of the issued and outstanding voting stock of the Company (the “Majority Stockholder”), to:

1.	approve the Amended and Restated Articles of Incorporation of the Company, which will (a) change the corporate name to “MBG Holdings Inc.”; and (b) increase the total number of authorized capital stock from Seventy Million (70,000,000) to Two Hundred Twenty Million (220,000,000) shares, consisting of Two Hundred Million (200,000,000) shares of Common Stock and Twenty Million (20,000,000) shares of preferred stock, par value $0.001 per share;

2.	authorize the Board to effect a reverse stock split of the issued and outstanding shares of Common Stock, in a range of not less than two (2) shares and not more than ten (10) shares, into one (1) share of Common Stock at any time before or on October 31, 2023; and

3.	approve the Company’s 2022 Equity Incentive Plan (the “2022 Plan”) pursuant to which Two Million (2,000,000) shares of Common Stock will be reserved for issuance pursuant to awards under the 2022 Plan.

The foregoing actions were approved on November 4, 2022 by the Board and the Board recommended that the stockholders approve such actions. On November 4, 2022, the Majority Stockholder, as the holder of approximately 73.31% of the Company’s outstanding voting stock approved the foregoing action by a written consent in lieu of a meeting, in accordance with Nevada Revised Statutes (“NRS”).

The above action taken by the Majority Stockholder will become effective on or about December 22, 2022, and is more fully described in the Information Statement accompanying this Notice. Under the rules of the Securities and Exchange Commission, the above action cannot become effective until at least 20 days after the accompanying Information Statement has been distributed to the stockholders of the Company who have not previously consented to the corporate actions.

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The accompanying Information Statement is furnished only to inform the Company’s stockholders of the action described above before it takes place, in accordance with Section 14c-2 of the Securities Exchange Act of 1934. This Information Statement will be first distributed to you on or about December 2, 2022.

By order of the Board of Directors

By:	/s/ James Frinzi
James Frinzi
Chairman and Chief Executive Officer

Austin, Texas

December 2, 2022

AMERICAN METALS RECOVERY AND RECYCLING INC.
4301 West Bank Dr. Suite 110B
Austin, Texas 78746

INFORMATION STATEMENT

December 2, 2022

INTRODUCTION

Pursuant to Section 14(c)-2 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”) and Nevada Revised Statutes (the “NRS”) Title 7, Chapter 78, this information statement (the “Information Statement”) is being mailed or otherwise furnished on or about December 2, 2022 to the stockholders of record at the close of business on November 1, 2022 (the “Record Date”) of American Metals Recovery and Recycling Inc, a Nevada corporation (hereinafter referred to as “we”, “us”, “our”, or the “Company”), by the Board of Directors of the Company (the “Board”) to notify them about certain actions that the holder of a majority of the Company’s outstanding voting stock (the “Majority Stockholder”) has taken by written consent waiving all notice of, and the holding of, a meeting of the stockholders.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The actions to be effective at least 20 days after the mailing of this information Statement is as follows:

1.	approval of the Amended and Restated Articles of Incorporation of the Company (the “Articles of Incorporation”) which will (a) change the corporate name to “MBG Holdings Inc.” and (b) increase the total number of authorized capital stock from Seventy Million (70,000,000) to Two Hundred Twenty Million (220,000,000) shares (the “Amendment”), consisting of Two Hundred Million (200,000,000) shares of common stock of the Company, $0.001 par value per share (the “Common Stock”), and Twenty Million (20,000,000) shares of preferred stock of the Company, par value $0.001 per share (the “Preferred Stock”);

2.	authorize the Board to effect a reverse stock split of the issued and outstanding shares of Common Stock, in a range of not less than two (2) shares and not more than ten (10) shares, into one (1) share of Common Stock at any time before October 31, 2023 (the “Reverse Stock Split”); and

3.	approval of the MBG Holdings Inc. 2022 Equity Incentive Plan (the “2022 Plan”) and to reserve 2,000,000 shares of Common Stock for issuance pursuant to awards under the 2022 Plan.

On November 4, 2022, the Board unanimously approved the Amendment, the Reverse Stock Split and the 2022 Plan (collectively, “Corporate Actions”). Subsequent to our Board’s approval of the Corporate Actions, the Majority Stockholder, as the holder of in the aggregate of 73.31% of the outstanding voting stock, approved the Corporate Actions by a written consent in lieu of a meeting, in accordance with NRS.

OUTSTANDING VOTING STOCK

As of the Record Date, the Company’s authorized capital stock consists of 50,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock, 1,600,000 shares of which have been designated as Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and 54,000 shares of which have been designated as Series B Convertible Preferred Stock. As of the Record Date, the Company had 11,081,366 shares of Common Stock and 600,000 shares of Series A Preferred Stock issued and outstanding. Series A Preferred Stock is entitled to vote on an as-converted basis on the matters contained herein and represent 73.31% of the total outstanding voting shares of Common Stock. Each share of Common Stock is entitled to one (1) vote per share.

NRS §78.320.2 and the Bylaws mandate that actions herein described require the approval of those stockholders entitled to vote as a single class on any given action who hold a simple majority of the Company’s voting stock. On the Record Date, the Majority Stockholder held a majority of the voting power of the voting stock and acted to adopt the Corporate Actions. Because the Majority Stockholder has sufficient voting power to approve such actions through its ownership of the Company’s voting stock, no other stockholder vote will be solicited in connection with the Corporate Actions or this Information Statement.

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EXPENSES

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of its Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

NO DISSENTERS’ RIGHT OF APPRAISAL

No dissenters’ or appraisal rights under the NRS are afforded to the Company’s stockholders as a result of the approval of the Corporate Actions, as set forth above.

PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information known to the Company as of the Record Date, relating to the beneficial ownership of shares of its voting stock by: each person who is known by us to be the beneficial owner of more than 5% of our outstanding voting stock; each director; each named executive officer; and all executive officers and directors as a group. Unless otherwise indicated, the business address of each person listed is in care of American Metals Recycling and Recovery Inc., 4301 West Bank Dr., Suite 110B, Austin, Texas 78746.

Name of Beneficial Owner	Common Stock Beneficially Owned (1)	Percentage of Common Stock Owned (1)
HSB Holdings, LLC f/k/a Multiband Global Resources, LLC	7,923,230	71.5%

Directors and Executive Officers
Quynh Hoa T. Tran	100,000	<1.0%
James Frinzi(3)	7,923,230	71.5%
Jeremie Peterkin
Angela Paxton
Antonio Munoz
Lily Tapia
Dhani Jones
Directors and Executive Officers as a Group (7 persons)	8,023,230	72.4%

Name of Beneficial Owner	Preferred Stock Beneficially Owned (2)	Percentage of Preferred Stock Owned (2)
Frinzi Family Trust (3)	600,000	100.0%

(1)	Applicable percentage ownership is based on 11,081,366 shares of Common Stock outstanding as of November 1, 2022. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock that are currently exercisable or exercisable within 60 days of the fixed date are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

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(2)	Applicable percentage ownership is based on 600,000 shares of Preferred Stock outstanding as of November 1, 2022. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Preferred Stock that are currently exercisable or exercisable within 60 days of the fixed date are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(3)	James Frinzi is Chief Executive Officer, President, Chairman of the Board and Director and the sole member of HSB Holdings, LLC f/k/a Multiband Global Resources, LLC and has sole voting and investment control over the shares of Common Stock owned of record by HSB Holdings, LLC f/k/a Multiband Global Resources, LLC and is a beneficiary and a co-trustee of the Frinzi Family Trust holding the Preferred Stock.

EXECUTIVE COMPENSATION

Ms. Tran, the Company’s Chief Executive Officer and sole Director through January 2022, was not compensated for her services as officer or director for the years ended December 31, 2021 and 2020. Mr. Frinzi, the Company’s Director, Chief Executive Officer since January 2022, was not compensated for his services as officer or director for the years ended December 31, 2021 and 2020. The Company did not compensate our officers and directors for the years ended December 31, 2021 and 2020.

Employment Agreement

The Company has no employment agreements or similar contracts with Ms. Tran or its current directors and officers.

ACTION ONE — AMENDED AND RESTATED ARTICLES OF INCORPORATION

The Board and the Majority Stockholder approved the Amendment to change our corporate name to “MBG Holdings Inc.” and to increase the total number of authorized capital stock from Seventy Million (70,000,000) to Two Hundred Twenty Million (220,000,000) shares, consisting of Two Hundred Million (200,000,000) shares of Common Stock and Twenty Million (20,000,000) shares of Preferred Stock. The form of the Amendment to be filed with the Secretary of the State of Nevada is set forth as Appendix A to this Information Statement.

The Board believes that it is in the best interests of the Company and its stockholders to adopt the change in corporate name. With the Company’s acquisition of AMR Resources LLC in February 2022, the Company believes changing our corporate name to a name that reflects the Company’s business to be advisable. The Company’s wholly-owned subsidiary, AMR Resources, LLC, is a technology company and the Company believes its name should be changed so that it reflects the nature of the Company’s current and anticipated operations. Under the NRS, the name change may be effected by filing an amendment to the Articles of Incorporation changing the Company’s name. The Company’s new name will become effective upon the filing of the Amendment with the Nevada Secretary of State.

The Common Stock is currently quoted in the over-the-counter market and, pursuant to Rule 10b-17 of the Exchange Act, the Company’s corporate name change will require approval by FINRA, in order for it to be recognized for trading purposes. The Company expects to receive FINRA’s approval for the corporate name change after the effective date of the corporate name change. The corporate name change will result in a change in the CUSIP number for the Common Stock. Additionally, there will occur a change in the trading symbol of the Common Stock. Definitive information with respect to the new CUSIP number will be included in a Current Report on Form 8-K to be filed with the SEC after the effective date of the corporate name change and authorized the share increase.

Further, the Board believes that it is in the best interest of the Company and its stockholders to adopt the increase in authorized Common Stock. The Board believes the authorized share increase is necessary and advisable in order to maintain the Company’s financing and capital-raising ability. The Company’s authorized Common Stock would need to be increased to increase the number of shares of Common Stock available for issuance to investors who provide the Company with funding required to continue operations, and/or to persons in connection with potential acquisition transactions, warrant or option exercises and other transactions which our Board may determine are in the best interests of the Company.

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Vote Required

Pursuant to the relevant provisions of the NRS, the Amendment to effect the corporate name change and the increase of the authorized number of shares of the Common Stock requires the approval of a majority of the Company’s outstanding voting stock. As discussed above, the Majority Stockholder has approved the Amendment.

ACTION TWO – THE REVERSE STOCK SPLIT

The Board and the Majority Stockholder approved the Reverse Stock Split. The Board is authorized to effect the Reverse Stock Split of the issued and outstanding shares of Common Stock, in a range of not less than two (2) shares and not more than ten (10) shares into one (1) share, at any time before October 31, 2023.

The purpose of the proposed Reverse Stock Split is to increase the per share market price of our Common Stock and to reduce the number of shares of our Common Stock outstanding. The Board believes that the decrease in the number of shares of Common Stock outstanding as a consequence of the Reverse Stock Split, and the anticipated increase in the price of the Common Stock, could encourage the interest of investors in the Common Stock and possibly promote greater liquidity for our stockholders, although such liquidity could be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split. Additionally, because brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the share price of the Common Stock after the reverse stock split could result in certain individual stockholders paying transaction costs (commissions, markups or markdowns), which are a lower percentage of their total share value than would be the case if the share price of the Common Stock remained at its current level.

There can be no assurances, however, that the foregoing events will occur, or that the market price of the Common Stock immediately after the proposed Reverse Stock Split will be maintained for any period of time. Moreover, there can be no assurance that the market price of the Common Stock after the Reverse Stock Split will adjust to reflect the conversion ratio or that the market price following the Reverse Stock Split will either exceed or remain in excess of the current market price.

Vote Required

Pursuant to the relevant provisions of the NRS, the adoption of the Reverse Stock Split requires the approval of a majority of the Company’s outstanding voting stock. As discussed above, the Majority Stockholder has approved to the adoption of the Reverse Stock Split.

ACTION THREE – THE EQUITY INCENTIVE PLAN

The Board and the Majority Stockholder approved the 2022 Plan. The 2022 Plan authorizes us to issue up to 2,000,000 shares of Common Stock pursuant to awards granted thereunder of options, stock appreciation rights, restricted stock units and restricted stock awards. The full text of the 2022 Plan is attached as Appendix B to this Information Statement.

Purpose of the 2022 Plan

The Board believes that it is in the best interests of the stockholders to adopt the 2022 Plan to provide financial incentives to key employees, directors and other persons who render services of special importance to the management, operation or development of the Company by providing them opportunities to participate in the equity value of the Company’s Common Stock under the 2022 Plan. The 2022 Plan will be administered by the Board’s Compensation Committee. Awards can be made through September 29, 2032, the date on which the 2022 Plan terminates.

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The following summary briefly describes the principal features of the 2022 Plan and is qualified in its entirety by reference to the full text of the 2022 Plan.

Awards that may be granted include: (a) incentive stock options (“ISOs”); (b) nonstatutory stock options (“NSOs”, and together with ISOs, “Options”); (c) stock appreciation rights (“SARs”); (d) restricted stock; (e) restricted stock units (“RSUs”); and (f) stock granted as a bonus or in lieu of another award.

Options and SARs give the holder the right to acquire from the Company a designated number of shares of Common Stock (or the shares or cash value of the shares in the case of an SAR) at a purchase price that is fixed at the time of the grant of the Option or SAR. The exercise price can be any amount (and must always be at least the fair market value of the Common Stock on the date of grant in the case of an ISO). If the Common Stock is listed or admitted to trading on any exchange or quotation system other than any national securities exchange or Nasdaq, then the exercise price for an Option or SAR will be based on the average selling price during the ten-trading day period ending with the trading day immediately preceding the grant date.

RSUs confer on the holder the right to receive shares of Common Stock at a future date and are denominated in units. No shares of Common Stock are actually issued to the recipient of an RSU on the grant date. Instead, when an RSU award vests, it is settled by a delivery of shares of Common Stock. At the discretion of the Compensation Committee, RSUs may also be settled by the delivery of cash.

Restricted stock awards are awards of shares of Common Stock that vest in accordance with the terms and conditions set forth in an award agreement. Until the applicable restrictions (as the Compensation Committee may specify) lapse, such shares are subject to forfeiture and may not be sold or otherwise disposed of by the participant who holds them. After all conditions and restrictions applicable to the restricted stock award have been satisfied or lapse, such shares shall become freely transferable by the holder. If it determines to do so, the Compensation Committee may also grant shares of Common Stock under the 2022 Plan that are not subject to vesting, forfeiture, repurchase and/or transfer restrictions.

Each Option, SAR, RSU and restricted stock award is evidenced by an award agreement specifying, as applicable, the number of shares to which the award relates, any vesting schedule or vesting conditions (which could be time and/or performance-based) and all other terms and conditions of the award.

Administration of the 2022 Plan

The 2022 Plan will be administered by our Compensation Committee. All questions of interpretation of the 2022 Plan, of any award agreement or of any other form of agreement or other document employed by us in the administration of the 2022 Plan or of any award shall be determined by the Compensation Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the 2022 Plan or such award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Compensation Committee in the exercise of its discretion pursuant to the 2022 Plan or award agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein.

Eligible Recipients

Key employees, directors and other persons who render service of special importance to the management, operation or development of the Company are eligible to receive equity awards under the 2022 Plan.

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Shares Available Under the 2022 Plan

The maximum number of shares of Common Stock that may be issued pursuant to awards granted under the 2022 Plan is 2,000,000 shares. Shares under the 2022 Plan shall consist of authorized but unissued or reacquired shares of Common Stock or any combination thereof, subject to adjustment for certain corporate changes affecting the shares, such as stock splits, merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, or stock dividend. Shares underlying cancelled or forfeited Options or other equity awards may again become available for grant under the 2022 Plan. As of the date of this Information Statement, 2,000,000 shares remained available for issuance under the 2022 Plan. We intend that awards granted pursuant to the 2022 Plan be exempt from or comply with Section 409A of the Internal Revenue Code (including any amendments or replacements of such section), and the 2022 Plan shall be so construed.

Vote Required

Pursuant to the relevant provisions of the NRS, the adoption of the 2022 Plan requires the approval of a majority of the Company’s outstanding voting stock. As discussed above, the Majority Stockholder has approved the adoption of the 2022 Plan.

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ADDITIONAL INFORMATION

We file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. You may request a copy of these filings, at no cost, by writing Corporate Secretary, American Metals Recovery and Recycling Inc., 4301 West Bank Dr. Suite 110B
Austin, Texas 78746, or by contacting us through our website at https://multibandglobal.com/contact/.

Statements contained in this Information Statement concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will only deliver one Information Statement to multiple stockholders sharing an address and the same last name unless we have received contrary instructions from one or more of the common stockholders. Upon written or oral request, we will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any stockholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any stockholder or holders sharing an address to which multiple copies are now delivered.

By order of the Board of Directors

By:	/s/ James Frinzi
James Frinzi
Chairman, Chief Executive Officer

Dated: December 2, 2022

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APPENDIX A

Amended and Restated Articles of Incorporation

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

MBG HOLDINGS INC.

ARTICLE I

The name of the corporation is MBG Holdings Inc. (the “Company”).

ARTICLE II

The address of the Company's registered office in the State of Nevada is 50 West Liberty Street Suite 880 Reno, Nevada 89501. The name of the Company's registered agent at such address is Nevada Agency and Transfer Company.

ARTICLE III

The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the Nevada Revised Statutes Chapter 78 of the State of Nevada, as amended (the “ACT”).

ARTICLE IV

Section 1.         Authorized Capital Stock. The Company is authorized to issue two classes of capital stock, designated Common Stock and Preferred Stock. The total number of shares of capital stock that the Company is authorized to issue is Two Hundred Twenty Million (220,000,000) shares, consisting of Two Hundred Million (200,000,000) shares of common stock, par value $0.001 per share (the “Common Stock”) and Twenty Million (20,000,000) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”) of which One Million and Six Hundred Thousand (1,600,000) shares shall be designated as Series A Convertible Preferred Stock, par value $0.001 per share, and Fifty-Four Thousand (54,000) shares shall be designated as Series B Convertible Preferred Stock, par value $0.001 per share, and Eighteen Million Three Hundred and Forty-Six Thousand (18,346,000) shares of blank check preferred stock, par value $0.001 per share. Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of any of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Company entitled to vote thereon irrespective of the provisions of NRS 78.2055, and no vote of the holders of any of the Common Stock or Preferred Stock voting separately as a class will be required therefor.

Section 2.          Common Stock.

(a)       Ranking. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board upon any issuance of the Preferred Stock of any series.

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(b)       Voting. Subject to the rights of the holders of any series of Preferred Stock, the holders of Common Stock will be entitled to one vote on each matter submitted to a vote at a meeting of stockholders for each share of Common Stock held of record by such holder as of the record date for such meeting. Notwithstanding any other provision of these Articles of Incorporation to the contrary, the holders of Common Stock will not be entitled to vote on any amendment to these Articles of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to these Articles of Incorporation (including any Preferred Stock Designation, as defined below) or the ACT.

(c)       Dividends. Subject to the rights of the holders of any series of Preferred Stock, holders of shares of Common Stock will be entitled to receive such dividends and distributions and other distributions in cash, stock or property of the Company when, as and if declared thereon by the Board from time to time out of assets or funds of the Company legally available therefor.

(d)       Liquidation. Subject to the rights of the holders of Preferred Stock, shares of Common Stock will be entitled to receive the assets and funds of the Company available for distribution in the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary. A liquidation, dissolution or winding up of the affairs of the Company, as such terms are used in this Article IV, Section 2(d), will not be deemed to be occasioned by or to include any consolidation or merger of the Company with or into any other person or a sale, lease, exchange or conveyance of all or a part of its assets.

Section 3.        Preferred Stock. The Preferred Stock may be issued in one or more series. The Board of Directors of the Company (the “Board”) is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any such series and the designation, powers, preferences and relative participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof. The authority of the Board with respect to each such series will include, without limiting the generality of the foregoing, the determination of any or all of the following:

(a)       the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

(b)       the voting powers, if any, and whether such voting powers are full or limited in such series;

(c)       the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

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(d)       whether dividends, if any, will be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;

(e)       the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Company;

(f)       the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Company or any other corporation or other entity, and the rates or other determinants of conversion or exchange applicable thereto;

(g)       the right, if any, to subscribe for or to purchase any securities of the Company or any other corporation or other entity;

(h)       the provisions, if any, of a sinking fund applicable to such series; and

(i)       any other relative, participating, optional, or other special powers, preferences or rights and qualifications, limitations, or restrictions thereof;

all as may be determined from time to time by the Board and stated or expressed in the resolution or resolutions providing for the issuance of such Preferred Stock (collectively, a “Preferred Stock Designation”).

ARTICLE V

The Board may make, amend, and repeal the Company's Bylaws (as may be further amended, restated, modified or supplemented from time to time, the “Bylaws”). Any Bylaw made by the Board under the powers conferred hereby may be amended or repealed by the Board (except as specified in any such Bylaw so made or amended) or by the stockholders in the manner provided in the Bylaws of the Company.

ARTICLE VI

Section 1.          General. The business and affairs of the Company will be managed by or under the direction of the Board.

Section 2.          Number. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional directors under circumstances specified in a Preferred Stock Designation, the Board shall consist of one or more members, the exact the number of the directors which shall be fixed from time to time in the manner provided in the Bylaws of the Company.

ARTICLE VII

To the full extent permitted by the ACT and any other applicable law currently or hereafter in effect, no director will be personally liable to the Company or its stockholders for or with respect to any breach of fiduciary duty or other act or omission as a director. No repeal or modification of this Article VII will adversely affect the protection of any director provided hereby in relation to any breach of fiduciary duty or other act or omission as a director occurring prior to the effectiveness of such repeal or modification. If any provision of the ACT is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of directors will be eliminated or limited to the fullest extent permitted by the ACT, as so amended.

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ARTICLE VIII

Section 1.         Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise subject to or involved in any claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she is or was a director or an officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another company or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified by the Company to the fullest extent permitted or required by the ACT and any other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith (“Indemnifiable Losses”) provided, however, that, except as provided in Section 4 of this Article VIII with respect to Proceedings to enforce rights to indemnification, the Company will indemnify any such Indemnitee pursuant to this Section 1 in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board.

Section 2.          Right to Advancement of Expenses. The right to indemnification conferred in Section 1 of this Article VIII will include the right to advancement by the Company of any and all expenses (including, without limitation, attorneys' fees and expenses) incurred in defending any such Proceeding in advance of its final disposition (an “Advancement of Expenses”) provided, however, that, if the ACT so requires, an Advancement of Expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including without limitation service to an employee benefit plan) will be made pursuant to this Section 2 only upon delivery to the Company of an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay, without interest, all amounts so advanced if it is ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Section 2. An Indemnitee's right to an Advancement of Expenses pursuant to this Section 2 is not subject to the satisfaction of any standard of conduct and is not conditioned upon any prior determination that Indemnitee is entitled to indemnification under Section 1 of this Article VIII with respect to the related Proceeding or the absence of any prior determination to the contrary.

Section 3.         Contract Rights. The rights to indemnification and to the Advancement of Expenses conferred in Sections 1 and 2 of this Article VIII are contract rights and such rights will continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and will inure to the benefit of the Indemnitee's heirs, executors and administrators.

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Section 4.         Right of Indemnitee to Bring Suit. If a claim under Section 1 or 2 of this Article VIII is not paid in full by the Company within 60 calendar days after a written claim has been received by the Company, except in the case of a claim for an Advancement of Expenses, in which case the applicable period will be 20 calendar days, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee will be entitled to the fullest extent permitted or required by the ACT, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader reimbursements of prosecution or defense expenses than such law permitted the Company to provide prior to such amendment), to be paid also the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it will be a defense that, and (b) any suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Company will be entitled to recover such expenses, without interest, upon a Final Adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the ACT. Neither the failure of the Company (including its Board or a committee thereof, its stockholders or independent legal counsel) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the ACT, nor an actual determination by the Company (including its Board or a committee thereof, its stockholders or independent legal counsel) that the Indemnitee has not met such applicable standard of conduct, will create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by an Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or brought by the Company to recover an Advancement of Expenses hereunder pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, will be on the Company.

Section 5.          Non-Exclusivity of Rights. The rights to indemnification and to the Advancement of Expenses conferred in this Article VIII will not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Company's Articles of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise. Nothing contained in this Article VIII will limit or otherwise affect any such other right or the Company's power to confer any such other right.

Section 6.         Insurance. The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the ACT.

Section 7.          No Duplication of Payments. The Company will not be liable under this Article VIII to make any payment to an Indemnitee in respect of any Indemnifiable Losses to the extent that the Indemnitee has otherwise actually received payment (net of any expenses incurred in connection therewith and any repayment by the Indemnitee made with respect thereto) under any insurance policy or from any other source in respect of such Indemnifiable Losses.

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ARTICLE IX

Unless the Company consents in writing to the selection of an alternative forum, (a) the Second Judicial District Court, in and for the State of Nevada, located in Washoe County, Nevada, will, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Company, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or stockholder of the Company to the Company or to the Company's stockholders, or (iii) any action, suit or proceeding arising pursuant to any provision of the ACT or the Bylaws or these Articles of Incorporation (as either may be amended and/or restated from time to time); and (b) subject to the preceding provisions of this Article IX, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Nevada (a “Foreign Action”) in the name of any stockholder, such stockholder will be deemed to have consented to (1) the personal jurisdiction of the state and federal courts in the State of Nevada in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (2) having service of process made upon such stockholder in any such action by service upon such stockholder's counsel in the Foreign Action as agent for such stockholder. Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Company will be deemed to have notice of and consented to this Article IX. Notwithstanding the foregoing, the provisions of this Article IX will not apply to suits brought to enforce any liability or duty created by the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts of the United States have exclusive jurisdiction. Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

ARTICLE X

At such time, if ever, as the Company becomes a “resident domestic corporation” (as defined in NRS Section 78.427), the Company expressly elects that it shall not be subject to, or governed by, any of the provisions in NRS Sections 78.411 through 78.444 (Combinations with Interested Stockholders) and Sections 78.378 through 78.3793 (Acquisition of Controlling Interest), inclusive, as amended from time to time, or any successor statutes.

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APPENDIX B

2022 Equity Incentive Plan

AMERICAN METALS RECOVERY AND RECYCLING INC.

2022 EQUITY INCENTIVE PLAN

1.	PURPOSE

The purpose of this 2022 Equity Incentive Plan (the “Plan”) is to encourage key employees, directors, and consultants of American Metals Recovery and Recycling Inc. (the “Company”) and its Subsidiaries (as defined below) to continue their association with the Company by providing favorable opportunities for them to participate in the ownership of the Company and its Subsidiaries and in its future growth through the granting of equity ownership opportunities and incentives based on the Company’s Common Stock (as defined below) that are intended to align their interests with those of the Company’s stockholders (“Awards”). Each person who is granted an Award under the Plan is deemed a “Participant.”

The term “Subsidiary” as used in the Plan means a corporation, company, partnership or other form of business organization of which the Company owns, directly or indirectly through an unbroken chain of ownership, fifty percent or more of the total combined voting power of all classes of stock or other form of equity ownership or has a significant financial interest, as determined by the Committee (as defined below).

2.	ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Board of Directors of the Company (the “Board”) or, in the discretion of the Board, a committee or subcommittee of the Board (the “Committee”), appointed by the Board and composed of at least two members of the Board. In the event that a vacancy on the Committee occurs on account of the resignation of a member or the removal of a member by vote of the Board, a successor member shall be appointed by vote of the Board. All references in the Plan to the “Committee” shall be understood to refer to the Committee or the Board, whoever shall administer the Plan.

For so long as Section 16 of the Securities Exchange Act of 1934, as amended and in effect from time to time (the “Exchange Act”), is applicable to the Company, each member of the Committee shall be a “non-employee director” or the equivalent within the meaning of Rule 16b-3 under the Exchange Act.

The Committee shall select one of its members as Chairman and shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum, and acts of the Committee at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee, shall be the valid acts of the Committee. The Committee shall have the authority to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan. All questions of interpretation and application of such rules and regulations of the Plan and of Awards granted hereunder shall be subject to the determination of the Committee, which shall be final and binding.

The Committee shall select Participants and determine the terms and conditions of all Awards. The terms of each Award need not be identical, and the Committee need not treat Participants uniformly.

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With respect to persons subject to Section 16 of the Exchange Act (“Insiders”), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed to be modified so as to be in compliance with such Rule or, if such modification is not possible, it shall be deemed to be null and void, to the extent permitted by law and deemed advisable by the Committee.

The Plan shall be administered in such a manner as to permit those options to acquire Common Stock (“Options”) granted hereunder and specially designated under Section 5 as incentive stock options as described in Section 422 (“ISOs”) of the Internal Revenue Code of 1986, as amended (the “Code”), to qualify as such but the Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an ISO is not an ISO or if the Company converts an ISO to a nonstatutory (or nonqualified) stock option (an “NSO”).

3.	STOCK SUBJECT TO THE PLAN

The total number of shares of the Company’s Common Stock, $0.001 par value per share (“Common Stock”), that may be subject to an Award under the Plan shall be 2,000,000, from either authorized but unissued shares or treasury shares. Shares of Common Stock underlying Awards that fail to settle, vest or be fully exercised prior to expiration or other termination shall again become available for grant under the terms of the Plan.

Each reference to a number of shares of Common Stock in this Section 3 shall be subject to adjustment in accordance with the provisions of Section 11.

4.	ELIGIBILITY

The persons who shall be eligible for Awards under the Plan shall be key employees, directors, and other persons who render services of special importance to the management, operation or development of the Company or a Subsidiary, and who have contributed or may be expected to contribute materially to the success of the Company or a Subsidiary. ISOs shall not be granted to any person who is not an employee of the Company or a Subsidiary described in Section 424(e) or Section 424(f) of the Code (an “ISO Subsidiary”).

5.	TERMS AND CONDITIONS OF OPTIONS

(a)     In General. The Committee may grant Awards in the form of Options. Every Option shall be evidenced by an Option agreement in such form as the Committee shall approve from time to time, specifying the number of shares of Common Stock that may be purchased pursuant to the Option, the time or times at which the Option shall become exercisable in whole or in part, whether the Option is intended to be an ISO or an NSO, and such other terms and conditions as the Committee shall approve, and containing or incorporating by reference the terms and conditions set forth in this Section 5.

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(b)     Duration. The duration of each Option shall be as specified by the Committee in its discretion; provided, however, that no ISO shall expire later than ten years from its date of grant, and no ISO granted to an employee who owns (directly or under the attribution rules of Section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any ISO Subsidiary shall expire later than five years from its date of grant.

(c)     Exercise Price. The exercise price of each Option shall be any lawful consideration, as specified by the Committee in its discretion; provided, however, that the exercise price with respect to an ISO shall be at least 100 percent of the Fair Market Value of the Common Stock on the date on which the Committee awards the Option, which shall be considered the date of grant of the Option for purposes of fixing the price; and provided, further, that the exercise price with respect to an ISO granted to an employee who at the time of grant owns (directly or under the attribution rules of Section 424(d) of the Code) stock representing more than ten percent the voting power of all classes of stock of the Company or any ISO Subsidiary shall be at least 110 percent of the Fair Market Value of the Common Stock on the date of grant of the ISO.

For purposes of the Plan and except as may be otherwise explicitly provided in the Plan or in any Award agreement, the Fair Market Value of a share of Common Stock at any particular date shall be determined according to the following rules.

(i)     If Common Stock is at the time listed or admitted to trading on any national securities exchange or Nasdaq, then Fair Market Value shall mean the Closing Price for the Common Stock on such date. The “Closing Price” on any date shall mean the last sale price for the Common Stock, regular way, or, in case no such sale takes place on that day, the average of the closing bid and asked prices, regular way, for the Common Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the national securities exchange or Nasdaq.

(ii)     If the Common Stock is not at the time listed or admitted to trading on any national securities exchange or Nasdaq, the Fair Market Value shall be determined in good faith by the Board, which may take into consideration (1) the price paid for the Common Stock in the most recent trade of a substantial number of shares known to the Board to have occurred at arm’s length between willing and knowledgeable investors, (2) an appraisal by an independent party or (3) any other method of valuation undertaken in good faith by the Board, or some or all of the above as the Board shall in its discretion elect.

(iii)     Notwithstanding Section 5(c)(ii) of the Plan, if the Common Stock is at the time listed or admitted to trading on any exchange or quotation system other than any national securities exchange or Nasdaq, then Fair Market Value for purposes of the establishing the exercise price of an Option or the measurement price of a stock appreciation right (or “SAR”) shall be the average selling price during the ten-trading day period ending with the trading day immediately preceding the relevant date (the average selling price being determined as the arithmetic mean of such selling prices on all such trading days during the period); provided, however, that the recipient and the number of shares of Common Stock subject to the Option or SAR, as applicable, must be irrevocably determined prior to such ten-trading day period.

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(d)     Method of Exercise. Options may be exercised by delivery to the Company of a notice of exercise in a form, which may be electronic, approved by the Committee, together with payment in full in the manner specified in Section 5(e) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise and payment of the exercise price. If the Participant fails to pay for or to accept delivery of all or any part of the number of shares specified in the notice upon tender of delivery thereof, the right to exercise the Option with respect to those shares shall be terminated, unless the Committee otherwise agrees.

(e)     Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(i)     In cash or by check, payable to the order of the Company;

(ii)     By payment in cash or by check, payable to the order of the Company, of the par value of the Common Stock to be acquired and by payment of the balance of the exercise price in whole or in part by delivery of the Participant’s recourse promissory note, in a form specified by the Committee and to the extent consistent with applicable law, secured by the Common Stock acquired upon exercise of the Option and such other security as the Committee may require;

(iii)     Except as may otherwise be provided in the applicable Option agreement or approved by the Committee, in its sole discretion, by (1) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (2) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(iv)     By delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (1) the method of payment is then permitted under applicable law, (2) the Common Stock, if acquired directly from the Company, was owned by the Participant for a minimum period of time, if any, as may be established by the Committee in its sole discretion, and (3) the Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(v)     In the case of an NSO, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (1) the number of shares underlying the portion of the Option being exercised less (2) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the value of the Common Stock on the date of exercise and, at the election of the Participant, less (3) such number of shares as is equal in value to the withholding obligation (if any) provided in Section 13(e);

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(vi)     To the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Committee in its sole discretion, by payment of such other lawful consideration as the Committee may determine; or

(vii)     By any combination of the above permitted forms of payment.

(f)     Vesting. An Option may be exercised so long as it is vested and outstanding from time to time, in whole or in part, in the manner and subject to the conditions that the Committee in its discretion may provide in the Option agreement.

(g)     Companion SAR. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.

(h)     Notice of ISO Stock Disposition. The Participant must notify the Company promptly in the event that he sells, transfers, exchanges or otherwise disposes of any shares of Common Stock issued upon exercise of an ISO before the later of (i) the second anniversary of the date of grant of the ISO and (ii) the first anniversary of the date the shares were issued upon his exercise of the ISO.

(i)     Effect of Cessation of Employment or Service Relationship. The Committee shall determine in its discretion and specify in each Option agreement the effect, if any, of the termination of the Participant’s employment or other service relationship upon the exercisability of the Option.

(j)     Transferability of Options. An Option shall not be assignable or transferable by the Participant except by will or by the laws of descent and distribution. During the life of the Participant, an Option shall be exercisable only by him, by a conservator or guardian duly appointed for him by reason of his incapacity or by the person appointed by the Participant in a durable power of attorney acceptable to the Company’s counsel. Notwithstanding the preceding sentences of this Section 5(j), the Committee may in its discretion permit the Participant of an NSO to transfer the NSO to a member of the Immediate Family (as defined below) of the Participant, to a trust solely for the benefit of the Participant and the Participant’s Immediate Family or to a partnership or limited liability company whose only partners or members are the Participant and members of the Participant’s Immediate Family. “Immediate Family” shall mean, with respect to any Participant, the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and shall include adoptive relationships.

(k)     No Rights as Shareholder. A Participant shall have no rights as a shareholder with respect to any shares covered by an Option until becoming the record holder of the shares. No adjustment shall be made for dividends or other rights for which the record date is earlier than the date the certificate is issued, other than as required or permitted pursuant to Section 11.

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6.	STOCK APPRECIATION RIGHTS

(a)     In General. The Committee may grant Awards in the form of SARs, separately or in combination with Options. Every SAR shall be evidenced by an SAR agreement in such form as the Committee shall approve from time to time, specifying the number of shares of Common Stock to which the SAR relates, the time or times at which the SAR shall become exercisable in whole or in part, and such other terms and conditions as the Committee shall approve, and containing or incorporating by reference the terms and conditions set forth in this Section 6.

Upon exercise of an SAR, the Participant shall be entitled to receive from the Company an amount equal to the excess of the Fair Market Value, on the exercise date, of the number of shares of Common Stock as to which the SAR is exercised over the exercise price for those shares under a related Option, or if there is no related Option, over the measurement price stated in the SAR agreement. The amount payable by the Company upon exercise of an SAR shall be paid in the form of cash or other property (including Common Stock of the Company), as provided in the SAR agreement.

(b)     Duration. The duration of an SAR shall be as specified by the Committee in its discretion; provided, however, that no SAR will be granted with a term in excess of ten years.

(c)     Measurement Price. The measurement price of each SAR shall be any lawful consideration, as specified by the Committee in its discretion.

(d)     Method of Exercise. SARs may be exercised by delivery to the Company of a notice of exercise in a form, which may be electronic, approved by the Committee, together with payment in full in the manner specified in Section 5(e) of the measurement price for the number of shares for which the SAR is exercised. Settlement of the SAR shall be made as soon as practicable following exercise and payment of the measurement price. If the Participant fails to pay for or to accept delivery of all or any part of the number of shares specified in the notice upon tender of delivery thereof, the right to exercise the SAR with respect to those shares shall be terminated, unless the Committee otherwise agrees.

(e)     Companion Option. An SAR granted in connection with an Option may be exercised only to the extent of the surrender of the related Option, and to the extent of the exercise of the related Option the SAR shall terminate. Shares of Common Stock covered by an Option that terminates upon the exercise of a related SAR shall cease to be available under the Plan.

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7.	STOCK AWARDS

(a)     Types of Stock Awards.

(i)     Restricted Stock and Restricted Stock Units. The Committee may grant Awards in the form of shares of Common Stock, with or without restrictions (with restrictions, “Restricted Stock”), and/or Restricted Stock Units (together, and including Performance Shares and Performance Share Units, each as defined below, “Stock Awards”). Restricted Stock Units are a right to receive shares of Common Stock (or their then Fair Market Value) at a specified future time. Restrictions on Restricted Stock may include the right of the Company to repurchase all or part of the shares at their issue price or other stated or formula price (or to require forfeiture of the shares if issued at no cost) from the Participant in the event that conditions specified by the Committee in the applicable Award agreement are not satisfied prior to the end of the applicable restriction period or periods established by the Committee for the Stock Award.

(ii)     Performance Stock and Performance Share Units. The Committee may grant or award shares of Common Stock in the form of Performance Shares and/or Performance Share Units. A Performance Share is an award of shares of Restricted Stock, the vesting of which is based on the satisfaction of applicable Performance Goals (as defined below). A Performance Share Unit is a right to receive shares of Common Stock (or their then Fair Market Value) at a specified future time and based on the satisfaction of applicable Performance Goals.

(iii)     Form of Payment. Restricted Stock Units and Performance Share Units shall be paid in cash, shares of Common Stock or a combination of cash and shares of Common Stock as the Committee, in its sole discretion, shall determine at the grant date and as shall be set forth in the applicable Award agreement.

(b)     Procedures Relating to Stock Awards. A Restricted Stock agreement, Restricted Stock Unit agreement, Performance Share agreement or Performance Share Unit agreement shall evidence the applicable Award and shall contain such terms and conditions as the Committee shall provide.

A holder of a Stock Award without restrictions, Restricted Stock or Performance Shares shall, subject to the terms of any applicable agreement, have all of the rights of a stockholder of the Company, including the right to vote the shares and (except as provided below) the right to receive any dividends. Certificates representing Restricted Stock or Performance Shares shall be imprinted with a legend to the effect that the shares represented may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of the applicable agreement. (If shares of Restricted Stock or Performance Shares are held in book entry form, statements evidencing those shares shall include a similar legend.) The Participant shall be required to deposit any stock certificates with an escrow agent designated by the Committee, together with a stock power or other instrument of transfer appropriately endorsed in blank. With respect to such shares, the Committee shall provide that dividends will not be paid with respect to unvested Restricted Stock or Performance Shares until the time (if at all) the Restricted Stock or Performance Shares vest, and the Company will retain such dividends and pay them to the Participant upon vesting.

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Except as otherwise provided in this Section 7, Restricted Stock and Performance Shares shall become freely transferable by the Participant after all conditions and restrictions applicable to the shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations).

(c)     Additional Matters Relating to Restricted Stock Units and Performance Share Units.

(i)     Delivery. Provided the Participant’s employment or service relationship has not terminated as of the end of the applicable Performance Period (as defined below) or at a later date determined by the Committee at the time of grant and set forth in the applicable agreement, a delivery of shares of Common Stock or payment of cash as settlement of a Restricted Stock Unit or Performance Share Unit Award shall occur as soon as administratively practicable following the written determination of the Committee of the satisfaction of the applicable Performance Goals, but in no event later than the fifteenth day of the third month following the close of the year in which the Performance Period ends or, if later, the close of the year specified by the Committee in the applicable agreement. The Committee may, in its sole discretion and at the time of grant, provide for the further deferral of payment in an applicable agreement.

In the case of an Award of Restricted Stock Units not subject to Performance Goals, a delivery of shares of Common Stock or payment of cash as settlement of the Restricted Stock Unit shall occur as of the date specified in the applicable agreement, but in no event later than the fifteenth day of the third month following the close of the year in which vesting under the applicable agreement occurs.

(ii)     Dividend Equivalents for Restricted Stock Units and Performance Share Units. With respect to each Restricted Stock Unit and Performance Share Unit, the Committee may grant a Dividend Equivalent Unit to any Participant upon such terms and conditions as it may establish. Each Dividend Equivalent Unit will entitle the Participant, at the time of the settlement of the Award, to an additional payment equal to the dividends the Participant would have received if the Participant had been the actual record owner of the underlying Common Stock on each dividend record date prior to settlement. The Dividend Equivalent Unit may be settled in cash, additional shares of Common Stock or a combination thereof.

(d)     Restrictions Relating to Stock Awards.

(i)     In General. The Committee may, in its sole discretion, impose such conditions and/or restrictions on any Stock Award pursuant to this Section 7 as it may deem advisable including, without limitation, a requirement that a Participant pay a stipulated purchase price for each share of Common Stock awarded or underlying a Stock Award, restrictions based upon the achievement of specific Performance Goals, time-based restrictions on vesting, either in lieu of or following the attainment of any Performance Goals, or holding requirements or sale restrictions placed on the Common Stock upon vesting of any Stock Award.

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(ii)     Satisfaction of Performance Goals. After the applicable period (the “Performance Period”) during which the Performance Goals must be met in order to determine the payout and/or vesting of Performance Shares or Performance Share Units has ended, restrictions on Performance Shares will lapse and delivery or payment with respect to Performance Share Units shall be made, in each case based on the partial or full satisfaction of the Performance Goals and any other applicable requirements of the Award. The Committee may, at the time the Performance Shares or Performance Share Units are granted, provide that additional Performance Shares or Performance Share Units may be awarded in the event the applicable Performance Goals are exceeded. The minimum duration of a Performance Period shall be one year, but may be longer, as determined by the Committee at the time the Stock Award is granted.

(iii)     Committee Determination. The extent to which Performance Goals are met will be determined solely by the Committee, which determination will establish the amount of Performance Shares and/or Performance Share Units that will be paid out to the Participant and the extent to which any restrictions will lapse.

(e)     Definition of Performance Goals. Before twenty-five percent of the Performance Period has elapsed (or within ninety days of a grant date, if earlier), the Committee shall establish the criteria for Performance Goals. Such criteria may be based on any one or more business criteria measured in the aggregate or on a per share basis, as specified by the Committee.

The Committee shall make any adjustments necessary to eliminate the effect on the stated Performance Goals of unplanned acquisitions or dispositions, changes in foreign exchange rates, discrete tax items identified by the Committee, changes in accounting standards, variances to planned annual incentive compensation expense and expenses associated with unusual or extraordinary items that could not be reasonably anticipated; provided, however, that such items or changes are material to the performance measure.

If the Performance Goals are not fully achieved, the Committee may provide in the applicable agreement that less than 100 percent of an Award may be payable but in no event shall the amount of any such Award be increased after it has been established and after twenty-five percent of the Performance Period has elapsed (or more than ninety days from the grant date, if earlier).

(f)     Effect of Cessation of Employment or Service Relationship. Each agreement underlying a Stock Award shall set forth the extent to which the Participant shall have the right to retain the Award following termination of the Participant’s employment or other service relationship with the Company. Whether any such right shall apply to a particular Award shall be determined in the sole discretion of the Committee.

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8.	OTHER STOCK-BASED AWARDS

(a)     In General. The Committee may grant Awards of other types of equity-based or equity-related awards not otherwise described by the terms of this Plan to Participants in such amounts and upon such terms as the Committee may determine (“Other Awards”). Other Awards may involve the transfer of actual shares of Common Stock to Participants, a payment in cash or a combination of shares and cash.

(b)     Procedures Relating to Other Awards. Each Other Award pursuant to this Section 8 shall provide for the payment of a specific amount or range of shares of Common Stock, as determined by the Committee. The Committee may, in its sole discretion, provide that an Other Award pursuant to this Section 8 shall be contingent on the satisfaction of Performance Goals, as provided for in Section 7(e). If the Committee exercises its sole discretion to establish Performance Goals, the number and/or value of Other Awards issued pursuant to this Section 8 will be paid out to the Participant based on the extent to which the Performance Goals are met, all in accordance with Section 7(e).

The Committee shall determine whether an agreement is necessary to evidence an Other Award and any Other Award agreement shall contain such terms and conditions as the Committee shall provide in its sole discretion including, without limitation, a requirement that a Participant pay a stipulated purchase price for each share of Common Stock awarded or underlying an Other Award, restrictions based upon the achievement of specific Performance Goals, time-based restrictions on vesting, either in lieu of or following the attainment of any Performance Goals, or holding requirements or sale restrictions placed on the Common Stock upon vesting of an Other Award.

(c)     Delivery of Awards. Provided the Participant’s employment or service relationship has not terminated as of the end of the applicable Performance Period, or at a later date as determined by the Committee at the time of grant and set forth in the applicable agreement, a delivery of shares of Common Stock or payment of cash as settlement of an Award pursuant to this Section 8 shall occur upon the written determination of the Committee of the satisfaction of the applicable Performance Goals, but in no event later than the fifteenth day of the third month following the close of the year in which the Performance Period ends or, if later, the close of the year specified by the Committee in the applicable agreement. The Committee may, in its sole discretion and at the time of grant, provide for the further deferral of payment in an applicable agreement.

(d)     Effect of Cessation of Employment or Service Relationship. Each Agreement underlying an Other Award pursuant to this Section 8 shall set forth the extent to which the Participant shall have the right to retain the Other Award following termination of the Participant’s employment or other service relationship with the Company. Whether any such right shall apply to a particular Other Award shall be determined in the sole discretion of the Committee.

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9.	AWARDS VOIDABLE

If a person to whom an Award under the Plan has been made fails to execute and deliver to the Committee a related Award agreement within thirty days after it is submitted to him or her, the Award shall be voidable by the Committee at its election, without further notice to the Participant.

10.	REQUIREMENTS OF LAW

The Company shall not be required to transfer any Common Stock or to sell or issue any shares upon the exercise or settlement of any Award if the issuance of the shares will result in a violation by the Participant or the Company of any provisions of any law, statute or regulation of any governmental authority. Specifically, in connection with the Securities Act of 1933, as amended (the “Securities Act”), upon the transfer of Common Stock or the exercise of any Option or SAR the Company shall not be required to issue shares unless the Board has received evidence satisfactory to it to the effect that the Participant will not transfer the shares except pursuant to a registration statement in effect under the Securities Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Board shall be conclusive. The Company shall not be obligated to take any other affirmative action in order to cause the transfer of Common Stock or to sell or issue any shares upon the exercise or settlement of any Award to comply with any law or regulations of any governmental authority, including, without limitation, the Securities Act or applicable state securities laws.

11.	CHANGES IN CAPITAL STRUCTURE AND CERTAIN OTHER EVENTS

(a)     Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules set forth in Section 3, (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share (if any) subject to each outstanding Stock Award, and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding Other Award, shall be equitably adjusted (or substituted Awards may be made, if applicable) as the Committee, in its sole discretion, deems appropriate. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend or effects another stock dividend for which an adjustment is made pursuant to this Section 11, and the exercise price of and the number of shares subject to an outstanding Option or SAR are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then a Participant who exercises an Option or SAR between the record date and the distribution date for the stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon the Option or SAR exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend. Any such adjustment pursuant to this Section 11(a) made by the Committee shall be conclusive and binding upon all affected persons, including the Company and all Participants.

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If while Options, SARs or Stock Awards remain outstanding under the Plan the Company merges or consolidates with a wholly-owned subsidiary for the purpose of reincorporating itself under the laws of another jurisdiction or for any other reason, the Participants will be entitled to acquire shares of Common Stock of the surviving company upon the same terms and conditions as were in effect immediately prior to such merger or consolidation (unless such merger or consolidation involves a change in the number of shares or the capitalization of the Company, in which case proportional adjustments shall be made as provided above) and the Plan, unless otherwise rescinded by the Board, will remain the Plan of the surviving company.

(b)     Reorganization Events.

(i)     Definition. A “Reorganization Event” shall mean: (1) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled; (2) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction; (3) any sale or disposition of all or substantially all of the assets of the Company; or (4) any liquidation or dissolution of the Company.

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(ii)     Consequences of a Reorganization Event on Awards Other than Restricted Stock or Performance Shares.

(1)     In connection with a Reorganization Event, the Committee may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock or Performance Shares on such terms as the Committee determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (A) provide that the Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding entity or an affiliate thereof; (B) upon notice to a Participant, provide that all of the Participant’s unvested and/or unexercised Awards will terminate immediately prior to the consummation of the Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice; (C) provide that outstanding Awards shall become exercisable, realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon the Reorganization Event; (D) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (I) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (II) the excess, if any, of (Y) the Acquisition Price over (Z) the exercise, measurement or purchase price of the Award and any applicable tax withholdings, in exchange for the termination of such Award; (E) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings); and (F) any combination of the foregoing. In taking any of the actions permitted under this Section 11(b)(ii), the Committee shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant or all Awards of the same type identically and any adjustment pursuant to this Section 11(b) made by the Committee shall be conclusive and binding upon all affected persons, including the Company and all Participants.

(2)     Notwithstanding the terms of Section 11(b)(ii)(1), in the case of outstanding Restricted Stock Units or Performance Share Units that are subject to Section 409A of the Code: (A) if the applicable agreement provides that the Restricted Stock Units or Performance Share Units shall be settled upon a change in control event within the meaning of Treasury Regulation Section 1.409A-3(i)(5), and the Reorganization Event constitutes such a change in control event, then no assumption or substitution shall be permitted pursuant to Section 11(b)(ii)(1)(A) and the Restricted Stock Units or Performance Share Units shall instead be settled in accordance with the terms of the applicable agreement; and (B) the Committee may only undertake the actions set forth in clauses (C), (D) or (E) of Section 11(b)(ii)(1) if the action is permitted or required by Section 409A of the Code and if the Reorganization Event is not a change in control event as so defined or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding entity or an affiliate thereof does not assume or substitute the Restricted Stock Units or Performance Share Units pursuant to clause (A) of Section 11(b)(ii)(1), then the unvested Restricted Stock Units or Performance Share Units shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.

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(3)     For purposes of Section 11(b)(ii)(1)(A), an Award (other than Restricted Stock or Performance Shares) shall be considered assumed if, following consummation of the Reorganization Event, the Award confers the right to purchase or receive pursuant to the terms of the Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding entity or an affiliate thereof, the Company may, with the consent of the acquiring or succeeding entity or an affiliate thereof, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of the number of shares of common stock of the acquiring or succeeding entity or an affiliate thereof that the Committee determined to be equivalent in value (as of the date of such determination or another date specified by the Committee) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(c)     Consequences of a Reorganization Event on Restricted Stock or Performance Shares. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock or Performance Shares shall inure to the benefit of the Company’s successor and shall, unless the Committee determines otherwise, apply to the cash, securities or other property that the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Restricted Stock or Performance Shares; provided, however, that the Committee may provide for termination or deemed satisfaction of repurchase or other rights under the agreement evidencing any Restricted Stock, Performance Shares or any other agreement between a Participant and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock, Performance Shares or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

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12.	FORFEITURE FOR DISHONESTY

Notwithstanding anything to the contrary in the Plan, if the Board determines, either before or after the end of the employment or service relationship and after full consideration of the facts presented on behalf of the Company, its Subsidiaries and a Participant, that the Participant has (a) been engaged in fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or other service relationship with the Company and its Subsidiaries that damaged the Company and its Subsidiaries, (b) has disclosed trade secrets or other proprietary information of the Company and its Subsidiaries or (c) has breached the terms of any employment or other agreements with the Company and its Subsidiaries:

(a)     The Participant shall forfeit all unexercised Awards and all exercised Awards to the extent that stock certificates, cash or other property, as applicable, have not yet been delivered; and

(b)     The Company shall have the right to repurchase all or any part of the shares of Common Stock acquired by the Participant upon the earlier exercise of any Award at a price equal to the amount paid to the Company upon exercise, increased by an amount equal to the interest that would have accrued in the period between the date of exercise and the date of such repurchase upon a debt in the amount of the exercise price, at the prime rate(s) announced from time to time during such period in the Federal Reserve Statistical Release Selected Interest Rates and decreased by any cash dividends received.

The decision of the Board as to the cause of a Participant’s discharge and the damage done to the Company shall be final, binding and conclusive. No decision of the Board, however, shall affect in any manner the finality of the discharge of a Participant by the Company.

13.	MISCELLANEOUS

(a)     Transferability of Awards. Except as otherwise provided herein, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution and, during the life of the Participant, shall be exercisable only by the Participant.

(b)     Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Committee shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)     No Guarantee of Employment or Continuation of Service Relationship. Neither the Plan nor any Award agreement shall give an employee or other service provider the right to continue in the employment of or to continue to provide services to the Company or a Subsidiary, or give the Company or a Subsidiary the right to require continued employment or services.

(d)     Rounding Conventions. The Committee may, in its sole discretion and taking into account any requirements of the Code, including without limitations Sections 422 through 424 and 409A of the Code, determine the effect of vesting, stock dividend, and any other adjustments on shares and any cash amount payable hereunder, and may provide that no fractional shares will be issued (rounding up or down as determined by the Committee) and that cash amounts be rounded down to the nearest whole cent.

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(e)     Tax Withholding. To the extent required by law, the Company (or a Subsidiary) shall withhold or cause to be withheld income and other taxes with respect to any income recognized by a Participant by reason of the exercise, vesting or settlement of an Award, and as a condition to the receipt of any Award the Participant shall agree that if the amount payable to him or her by the Company and any Subsidiary in the ordinary course is insufficient to pay such taxes, then he or she shall upon the request of the Company pay to the Company an amount sufficient to satisfy its tax withholding obligations.

Without limiting the foregoing, the Committee may in its discretion permit any Participant’s withholding obligation to be paid in whole or in part in the form of shares of Common Stock by withholding from the shares to be issued or by accepting delivery from the Participant of shares already owned by him or her; provided, however, that payment of withholding obligation in the form of shares shall not be made with respect to an amount in excess of the minimum required withholding. If payment of withholding taxes is made in whole or in part in shares of Common Stock, the Participant shall deliver to the Company certificates registered in his or her name representing shares of Common Stock legally and beneficially owned by him or her, fully vested and free of all liens, claims, and encumbrances of every kind, duly endorsed or accompanied by stock powers duly endorsed by the record holder of the shares represented by such certificates.

If the Participant is subject to Section 16(a) of the Exchange Act, his or her ability to pay any withholding obligation in the form of shares of Common Stock shall be subject to any additional restrictions as may be necessary to avoid any transaction that might give rise to liability under Section 16(b) of the Exchange Act.

(f)     Use of Proceeds. The proceeds from the sale of Common Stock pursuant to Awards shall constitute general funds of the Company.

(g)     Awards to Non-United States Persons. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws. The Board shall have the right to amend the Plan, consistent with its authority to amend the Plan as set forth in Section 14, to obtain favorable tax treatment for Participants or for any other reason the Board considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws, and any such amendments shall be evidenced by an Addendum or Subplan to the Plan. The Board may delegate this authority to the Committee.

(h)     Governing Law. The granting of Awards and the issuance of Common Stock under the Plan shall be subject to all applicable laws and regulations and to such approvals by any governmental agency or national securities exchanges as may be required. To the extent not preempted by Federal law, the Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Texas, without regard to the principles of conflicts of law.

(i)     Compliance with Section 409A. It is the intention of the Company that no payment or entitlement pursuant to this Plan will give rise to any adverse tax consequences to any person pursuant to Section 409A of the Code. The Committee shall interpret and apply the Plan to that end, and shall not give effect to any provision therein in a manner that reasonably could be expected to give rise to adverse tax consequences under Section 409A.

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14.	EFFECTIVE DATE, DURATION, AMENDMENT AND TERMINATION OF PLAN

The Plan shall be effective as of September 30, 2022 if, and only if, the holders of a majority of the outstanding shares of capital stock present, or represented, and entitled to vote thereon (voting as a single class) at a duly held meeting of the shareholders of the Company approve the Plan within twelve months after such date. If so approved by the shareholders, the Committee may grant Awards under the Plan from time to time until the close of business on September 29, 2032. The Board may at any time amend the Plan; provided, however, that without approval of the Company’s shareholders there shall be no: (a) increase in the total number of shares covered by the Plan, except by operation of the provisions of Section 11, or the aggregate number of shares of Common Stock that may be issued to any single person; (b) change in the class of persons eligible to receive Awards under the Plan; or (c) other change in the Plan that requires shareholder approval under applicable law. Except as otherwise provided in the Plan or an Award agreement, no amendment shall adversely affect outstanding Awards without the consent of the Participant. The Plan may be terminated at any time by action of the Board, but any such termination will not terminate Awards then outstanding, without the consent of the Participant.

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